CONSULTING AGREEMENT

THIS AGREEMENT is made effective this 27th day of November, 2008

BETWEEN:

Lexaria Corp., a body corporate duly incorporated under the laws of the State of Nevada, and having its Registered Office at 604 – 700 West Pender, in the City of Vancouver, in the Province/State of British Columbia, V6C 1G8

(hereinafter called the "Company")

OF THE FIRST PART

AND:

CAB Financial Services Ltd., a company duly incorporated under the laws of the Province of British Columbia and having an office at 483 Holbrook Road East, in the City of Kelowna, in the Province of British Columbia, V1X 7H9

(hereinafter called the "Consultant")

OF THE SECOND PART

WHEREAS:

A.

The Consultant is a consulting company controlled by Chris Bunka, who has served as President and Chief Executive Officer of the Company since October, 2006;

B.

The Company is desirous of retaining the consulting services of the Consultant on a continuing basis and the Consultant has agreed to serve the Company as an independent contractor upon the terms and conditions hereinafter set forth;

FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

.

The Consultant shall provide corporate administration consulting services to the Company, such duties and responsibilities to include provision of strategic corporate and financial planning, management of the overall business operations of the Company, and supervising office staff and consultants, and the Consultant shall serve the Company (and/or such subsidiary or subsidiaries of the company as the Company may from time to time require) in such consulting capacity or capacities as may from time to time be determined by resolution of the Board of Directors of the Company and shall perform such duties and exercise such powers as may from time be determined by resolution of the Board of Directors, as an independent contractor.

2.

The basic remuneration of the Consultant for its services hereunder shall be at the rate of eight thousand United States dollars (US$8,000) per month (plus GST), together with any such increments thereto as the Board of Directors of the Company may from time to time determine, payable on the last business day of each calendar month. The basic compensation covers that time required by the Consultant, in his estimation, to fulfill his tasks.

3.

The Consultant shall be responsible for the payment of its income taxes and GST remittances as shall be required by any governmental entity with respect to compensation paid by the Company to the Consultant.

4.

The terms "subsidiary" and "subsidiaries" as used herein mean any corporation or company of which more than 50% of the outstanding shares carrying voting rights at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the Board of Directors of such corporation or company) are for the time being owned by or held for the Company and/or any other corporation or company in like relation to the Company and include any corporation or company in like relation to a subsidiary.

5.

During the term of this Agreement, the Consultant shall provide its services to the Company through Chris Bunka (“Bunka”), and the Consultant shall ensure that Bunka will be available to provide such services to the Company in a timely manner subject to Bunka's availability at the time of the request.

6.

The Consultant shall be reimbursed for all travelling and other expenses actually and properly incurred by it in connection with its duties hereunder.  For all such expenses the Consultant shall furnish to the Company statements, receipts and vouchers for such out-of-pocket expenses on a monthly basis.

7.

The Consultant shall not, either during the continuance of its contract hereunder or at any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or any secrets of the Company and/or its subsidiary or subsidiaries, to any person other than the Directors of the Company and/or its subsidiary or subsidiaries or for the Company's purposes and shall not (either during the continuance of its contract hereunder or at any time thereafter) use for its own purposes or for any purpose other than those of the Company any information it may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries.

8.

The Consultant shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of its contract hereunder and use its best efforts to promote the interests of the Company.

9.

The Consultant agrees with the Company that it will during the term of his contract hereunder, so long as the Board of Directors of the Company may so desire, cause Bunka to serve the Company as an officer and director without additional remuneration other than normal director's fees, if any, payable by virtue of the office of director and the provisions of the Articles of the Company.

10.

This Agreement may be terminated forthwith by the Company without prior notice if at any time:

()

The Consultant shall commit any material breach of any of the provisions herein contained; or

()

The Consultant shall be guilty of any misconduct or neglect in the discharge of its duties hereunder; or

()

The Consultant shall become bankrupt or make any arrangements or composition with its creditors; or

()

Bunka shall become of unsound mind or be declared incompetent to handle his own personal affairs; or

()

The Consultant or Bunka shall be convicted of any criminal offence other than an offence which, in the reasonable opinion of the Board of Directors of the Company, does not affect their position as a Consultant or a director of the Company.

This Agreement may also be terminated by either party upon thirty (30) days written notice to the other.

11.

In the event this Agreement is terminated by reason of default on the part of the Consultant or the written notice of the Company, then at the request of the Board of Directors of the Company, the Consultant shall cause Bunka to forthwith resign any position or office which he then holds with the Company or any subsidiary of the Company.  The provisions of paragraph 9 shall survive the termination of this Agreement.

12.

The Company is aware that the Consultant has now and will continue to have financial interests in other companies and properties and the Company recognizes that these companies and properties will require a certain portion of the Consultant's time.  The Company agrees that the Consultant may continue to devote time to such outside interests, PROVIDED THAT such interests do not conflict with, in any way, the time required for the Consultant to perform its duties under this Agreement.

13.

The services to be performed by the Consultant pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Consultant without the previous written consent of the Company.

14.

Any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the agreement between the Consultant and the Company are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other party hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such previous agreements.

15.

Any notice in writing or permitted to be given to the Consultant hereunder shall be sufficiently given if delivered to the Consultant personally or mailed by registered mail, postage prepaid, addressed to the Consultant as its last residential address known to the Company.  Any such notice mailed as aforesaid shall be deemed to have been received by the Consultant on the first business day following the date of mailing.  Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof.  Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of mailing.  Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

16.

The provisions of this Agreement shall enure to the benefit of and be binding upon the Consultant and the successors and assigns of the Company.  For this purpose, the terms "successors" and "assigns" shall include any person, firm or corporation or other entity which at any time, whether by merger, purchase or otherwise, shall acquire all or substantially all of the assets or business of the Company.

17.

Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

18.

This Agreement is being delivered and is intended to be performed in the Province of British Columbia and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such Province.  This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought.

19.

This Agreement and the obligations of the Company herein are subject to all applicable laws and regulations in force at the local, State, Province, and Federal levels.

IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

Witnessed by: ____________________________ Bal Bhullar, Controller and Consultant

SIGNED by: ____________________________ Leonard MacMillan, Vice President and Director, Lexaria Corp.

SIGNED by: ____________________________ Chris Bunka, President and Director, Lexaria Corp.